Exhibit 4.1

Silver Point Private Credit Fund Subscription Agreement For Use by Direct Investors Only Silver Point Private Credit Fund Subscription Agreement (“Subscription Agreement”) for common shares (“Shares”) THE SHARES OF SILVER POINT PRIVATE CREDIT FUND (THE “FUND”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES OR OTHER JURISDICTIONS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION, QUALIFICATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. If you are interested in subscribing for Shares, please complete all applicable pages as indicated below and promptly email the completed booklet to Silver Point Private Credit Fund at irops@silverpointcapital.com (Attention: Matt Matteo), with a copy to Silver Point Private Credit Fund’s sub-administrator, U.S. Bancorp Fund Services, LLC at alternativefundsupport@usbank.com. Please contact Matt Matteo at (203) 542-4880 with any questions. 1 | Your Investment Investment Amount $ Investment Type ☐ Initial Investment ☐ Additional Investment $10,000 minimum initial investment Please wire funds according to the instructions below. Bank Name: US BANK SWIFT Code: USBKUS44IMT ABA Number: 091000022 Account Number: 167502115055 2 | Form of Ownership See Appendix A for supplemental document requirements by investor type. Individual / Joint Accounts Retirement Accounts Entity Accounts ☐ Individual ☐ IRA ☐ Trust ☐ Joint Tenants with Rights of ☐ Roth IRA ☐ C Corporation Survivorship ☐ SEP IRA ☐ S Corporation ☐ Tenants in Common ☐ Rollover IRA ☐ Partnership ☐ Community Property ☐ Inherited IRA ☐ Limited Liability Corporation ☐ Tenants by Entirety ☐ Other: ☐ Oher: __________________ ☐ Uniform Gift / Transfer to Minors State: _______ Brokerage Account Number: Custodian Account Number: Brokerage Account Number: Custodian Name: Custodian Tax ID: 1

Silver Point Private Credit Fund | Subscription Agreement Please print, sign, and scan this page if applicable. Custodian Signature / Stamp

Silver Point Private Credit Fund | Subscription Agreement 3 | Investor Information The information provided in this section must be compliant with IRS Form W-9 and related instructions (see www.irs.gov for instructions). Legal addresses must include a residential street address (P.O. boxes will not be accepted). 1. Primary Account Holder/Minor (if Uniform Gift / Transfer to Minors Account) / Trustee /Authorized Signatory Name (first, middle, last) Social Security Number Date of Birth (mm/dd/yyyy) Legal Street Address City State Zip Mailing Street Address City State Zip Email Address Phone Number Please indicate if you are a: ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship if non-U.S. Citizen (A completed applicable Form W-8 is required for subscription) 2. Joint Account Holder / Custodian (if Uniform Gift/ Transfer to Minors Account) / Co-Trustee /Authorized Signatory Name (first, middle, last) Social Security Number Date of Birth (mm/dd/yyyy) Legal Street Address City State Zip Mailing Street Address City State Zip Email Address Phone Number Please indicate if you are a: ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship if non-U.S. Citizen (A completed applicable Form W-8 is required for subscription) 3. Joint Account Holder / Co-Trustee /Authorized Signatory Name (first, middle, last) Social Security Number Date of Birth (mm/dd/yyyy) Legal Street Address City State Zip Mailing Street Address City State Zip Email Address Phone Number Please indicate if you are a: ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship if non-U.S. Citizen (A completed applicable Form W-8 is required for subscription) Entity Information (only required for entity account types) Entity Name Employee Identification Number Date of Formation (MM/DD/YYYY) Legal Street Address City State Zip Mailing Street Address City State Zip Email Address Phone Number Email Address(es) for additional authorized contact(s) Country of Domicile (Form W-8 required for non-U.S.) 3

Silver Point Private Credit Fund | Subscription Agreement Exemptions per Form W-9 (see Form W-9 instructions at www.irs.gov) Exemptions for FATCA Reporting Code (if any) Please indicate if you are a: ☐ Pension Plan ☐ Profit Sharing Plan ☐ Not-for-Profit Organization ☐ Grantor Trust for U.S. federal income tax purposes and all of your grantors are U.S. persons for U.S. federal income tax purposes. ☐ Check this box if you are a Not-for-Profit Organization and are established exclusively for religious, charitable, scientific, artistic, cultural, or educational purposes. ERISA Plan Asset Regulations Are you or will you be during any time in which you hold any interest in Silver Point Private Credit Fund a “benefit plan investor”1 within the meaning of the Plan Asset Regulations2 or are you or will you use the assets of a “benefit plan investor” to invest or hold any interest in Silver Point Private Credit Fund? ☐ Yes ☐ No Are you or will you be during any time in which you hold any interest in Silver Point Private Credit Fund a “controlling person” within the meaning of the Plan Asset Regulations?3 ☐ Yes ☐ No If you are a pooled investment fund, please certify by checking one of the below: ☐ Less than twenty-five percent (25%) of the value of each class of your equity interests (excluding from this computation interests held by (i) any individual or entity (other than a benefit plan investor) having discretionary authority or control over your assets, (ii) any individual or entity (other than a benefit plan investor) who provides investment advice for a fee (direct or indirect) with respect to your assets and (iii) any affiliate of such individuals or entities (other than a benefit plan investor)) is held by benefit plan investors. ☐ Twenty-five percent (25%) or more of the value of any class of your equity interests (excluding from this computation interests held by (i) any individual or entity (other than a benefit plan investor) having discretionary authority or control over your assets, (ii) any individual or entity (other than a benefit plan investor) who provides investment advice for a fee (direct or indirect) with respect to your assets and (iii) any affiliate of such individuals or entities (other than a benefit plan investor)) is held by benefit plan investors; and ______% of your equity interest is held by benefit plan investors. Investment Company Act of 1940, as amended (the “1940 Act”) Regulations Are you acting on behalf of an entity that: (i) is registered or required to be registered as an “investment company” under the 1940 Act; (ii) has elected to be regulated as a BDC under the 1940 Act; or (iii) either (A) is relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise not permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC? ☐ Yes ☐ No If “Yes,” please provide the name of such entity: 1 The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employ (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(l) of the U.S. Internal Revenue (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations. 2 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA amended from time to time. 3 “Controlling Person” includes any person (other than a “benefit plan investor”) that has discretionary authority or control with respect to the assets of Silver Point Private Credit Fund or that provides investment advice for a fee (direct or indirect) with any affiliate of any such person. An “affiliate” for these purposes includes any person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the person, and control with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person. 4

Silver Point Private Credit Fund | Subscription Agreement 4 | Transfer on Death Beneficiary Information (Optional for Individual / Joint Accounts) Please designate the beneficiary information for your account. If completed, all information is required. Secondary beneficiary information may only include whole percentages and must total 100% (subject to requirements and limitations of applicable state laws).    ☐ Primary First name MI Last Name SSN Date of Birth ☐ Secondary ___%    ☐ Primary First name MI Last Name SSN Date of Birth ☐ Secondary ___%    ☐ Primary First name MI Last Name SSN Date of Birth ☐ Secondary ___%    ☐ Primary First name MI Last Name SSN Date of Birth ☐ Secondary ___% 5 | Distribution Instructions Please read the following section carefully. YOU WILL BE AUTOMATICALLY ENROLLED IN THE FUND’S DISTRIBUTION REINVESTMENT PLAN UNLESS YOU INDICATE OTHERWISE BY CHECKING THE BOX BELOW. ☐ Please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan, in which case your cash distributions will be deposited in the account through which your Fund interests are held or into the account you designate below. For custodial accounts, if you are not enrolled in the Distribution Reinvestment Plan, the funds must be sent to the Custodian. ☐ Direct Deposit to third party financial institution (complete section below) I authorize Silver Point Private Credit Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Silver Point Private Credit Fund in writing to cancel it. In the event that Silver Point Private Credit Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Name of Financial Institution Mailing Address City State Zip Code ABA Routing Number Account Number Account Name SWIFT

Silver Point Private Credit Fund | Subscription Agreement 6 | Electronic Delivery Consent (Optional) Instead of receiving paper copies of the private placement memorandum, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from Silver Point Private Credit Fund. If you would like to consent to electronic delivery, including pursuant to email, please sign below. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. To unsubscribe or revoke your consent for electronic delivery, or to make changes to some or all of your delivery preferences, please provide written notice to us by email at irops@silverpointcapital.com (Attention: Matt Matteo), with a copy to Silver Point Private Credit Fund’s sub-administrator, U.S. Bancorp Fund Services, LLC at alternativefundsupport@usbank.com or by mail to Silver Point Private Credit Fund, c/o Silver Point Capital (Attention: IR Operations), Two Greenwich Plaza, Suite 1, Greenwich, CT 06830 identifying the documents you no longer wish to receive electronically. You may at any time request to have a paper copy of these documents provided to you at no cost. By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law. Please print, sign, and scan this page if applicable.

Silver Point Private Credit Fund | Subscription Agreement 7 | Subscriber Representations and Signatures A. For Individual Subscribers: Are you an Accredited Investor? Please check the box below as it relates to the subscribing person, if applicable. ☐ A person whose individual net worth, or joint net worth with a spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse), is over $1,000,000. For purposes of this question 7(A), “net worth” means a person’s assets minus liabilities, provided that for purposes of calculating net worth: (i) the person’s primary residence shall not be included as an asset, (ii) indebtedness secured by the primary residence, up to the fair market value of the primary residence as of the date on which a Share is purchased, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date on which a Share is purchased exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the person’s primary residence in excess of the fair market value of the primary residence as of the date on which a Share is purchased shall be included as a liability. ☐ A person who has an Individual Income in excess of $200,000 in each of the two most recent years, or Joint Income with a spouse (or spousal equivalent) in excess of $300,000 in each of those years, and reasonably expects to reach the same income level in the current year. For purposes of this question 7, “Individual Income” means adjusted gross income, as reported for federal income tax purposes, minus income attributable to a spouse or to property owned by a spouse, increased by the following amounts (except for amounts attributable to a spouse or to property owned by a spouse): (1) the amount of any tax-exempt interest income (under Section 103 of the Code received); (2) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (3) any deduction claimed for depletion under Section 611 et seq. of the Code; (4) amounts contributed to an IRA or Keogh retirement plan (as defined in the Code); (5) alimony paid; and (6) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code; and “Joint Income” means joint adjusted gross income, as reported for federal income tax purposes, increased by the following: (1) the amount of any tax-exempt interest income (under Section 103 of the Code) received; (2) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (3) any deduction claimed for depletion under Section 611 et seq. of the Code; (4) amounts contributed to an IRA or Keogh retirement plan (as defined in the Code); (5) alimony paid; and (6) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code. ☐ A person holding in good standing one or more of the following professional certifications administered by FINRA: Licensed General Securities Representative (Series 7), Licensed Adviser Representative (Series 65) and/or Licensed Private Securities Offerings Representative (Series 82). ☐ A “family client” of a “family office” (each as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act), and (A) the family office has assets under management in excess of $5,000,000, was not formed for the specific purpose of acquiring an interest in the person or entity for whose account the Shares are being purchased (the “Subscriber”) or, indirectly, the Shares, and its prospective investment is directed by an individual or entity who has sufficient knowledge and experience in financial and business matters either alone or with the Subscriber’s representative(s), as applicable, so as to be capable of evaluating the merits and risks of subscribing for the Shares (a “Sophisticated Person”), and is able to bear the economic risk of its investment in the Fund for an indefinite period of time, including a complete loss of capital and (B) your prospective investment is directed by such family office. If you cannot check any of the boxes above, please contact the Fund. B. For Entity Subscribers: Are you an Accredited Investor? Please check one or more applicable boxes below as it relates to the subscribing entity. If you check box (e), (f), (g) or (k) in this Section 7(B), please proceed and complete Section 7(C). Entities. ☐ (a) Partnership, corporation, limited liability company or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000. ☐ (b) Code Section 501(c)(3) organization, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

Silver Point Private Credit Fund | Subscription Agreement ☐ (c) Trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose investments are being directed by a Sophisticated Person. ☐ (d) Entity, not formed for the specific purpose of acquiring the Shares, owning Investments in excess of $5,000,000. For purposes of this paragraph, please refer to Annexes 1 and 2 to this Investor Questionnaire for the definition of “investments” and for information regarding the “valuation of investments”, respectively. ☐ (e) Entity (other than a trust) where all equity owners are Accredited Investors. If you (the Subscriber) check this box only, also complete question 7(C) and indicate the total number of your equity owners here: ☐ (f) Revocable trust where all of your grantors are Accredited Investors. If you (the Subscriber) check this box only, also complete question 7(C) and indicate the total number of your grantors here: ☐ (g) IRA or Keogh plan where the grantor is an Accredited Investor. If you (the Subscriber) check this box only, also complete question 7(C) and indicate the name of your grantor or the IRA owner here: ☐ (h) Employee Benefit Plan (other than a self-directed plan), with total assets in excess of $5,000,000, that is established and maintained by a state, a political subdivision of a state, or any of their respective agencies, for the benefit of its employees. ☐ (i) Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, whose investment decisions are made by a plan fiduciary which is a bank, insurance company, savings and loan association, or registered investment adviser. ☐ (j) Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, with total assets in excess of $5,000,000. ☐ (k) Self-directed plan (e.g., 401(k) plans and profit sharing plans) in which all investment decisions are made solely by, and such investments are made on behalf of, Accredited Investors. If you (the Subscriber) check this box only, also complete question 7(C) and indicate the name of your participants here: ☐ (l) “Family office” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose prospective investment is directed by a Sophisticated Person. ☐ (m) “Family client” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) of a family office meeting the requirements in (l), whose prospective investment is directed by such family office. ☐ (n) Other (please indicate here): Please refer to the definition of Accredited Investor in Rule 501(a) under the Securities Act, and indicate on the line above on what basis you qualify as an Accredited Investor. If you check this box, additional information may be required. C. For Entity Subscribers that checked box (e), (f), (g) or (k) in Section 7(B): Please complete the box below as it relates to each of your equity owners (entities investing through an IRA, Keogh plan, or an entity other than a trust), grantors (entities investing through a revocable trust) or participants (entities investing through a self-directed plan (e.g., 401(k) plans and profit sharing plan)), as applicable. Additional pages can be supplied. Each equity owner, grantor, or participant must also sign this Subscription Agreement on the Signature Page. Supporting documentation for such entity needs to be returned with this Subscription Agreement. (i) For equity owners, grantors or participants that are entities: Equity owner, grantor or participant Name. Write out entity names in boxes 1 and 2, Name 1 Name 2 then check off the appropriate boxes below. 8

Silver Point Private Credit Fund | Subscription Agreement (a) Partnership, corporation, limited liability company or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000. (b) Code Section 501(c)(3) organization, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000. (c) Trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose investments are being directed by a Sophisticated Person. (d) Entity, not formed for the specific purpose of acquiring the Shares, owning Investments in excess of $5,000,000. (e) Entity (other than a trust) where all equity owners are Accredited Investors. (f) Revocable trust where all of your grantors are Accredited Investors. (g) “Family office” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose prospective investment is directed by a Sophisticated Person. (h) “Family client” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) of a family office meeting the requirements in (g), whose prospective investment is directed by such family office. None of the above. If you check this box, please contact the Fund. (ii) For equity owners, grantors or participants that are individuals: Equity owner, grantor or participant Name: Write out individual names in boxes 1 Name 1 Name 2 and/or 2, then check off the appropriate boxes below. Equity owner, grantor or participant Date of Birth: DOB DOB Equity owner, grantor or participant Social Security Number: SSN SSN (a) A person whose individual net worth, or joint net worth with a spouse, is over $1,000,000. For purposes of this question 7(C), “net worth” means a person’s assets minus liabilities, provided that for purposes of calculating net worth (a) the person’s primary residence shall not be included as an asset, (b) indebtedness secured by the primary residence, up to the fair market value of the primary residence as of the date on which a Share is purchased, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date on which a Share is purchased exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (c) indebtedness that is secured by the person’s primary residence in excess of the fair market value of the primary residence as of the date on which a Share is purchased shall be included as a liability. (b) A person with Individual Income in excess of $200,000 in each of the two most recent years or Joint Income with their spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. (c) A person holding in good standing one or more of the following professional certifications administered by FINRA: Licensed General Securities Representative 9

Silver Point Private Credit Fund | Subscription Agreement (Series 7), Licensed Adviser Representative (Series 65) and/or Licensed Private Securities Offerings Representative (Series 82). (d) A “family client” of a “family office” (each as defined in Rule 202(a)(11)(G)- 1 under the Investment Advisers Act), and (A) the family office has assets under management in excess of $5,000,000, was not formed for the specific purpose of acquiring an interest in the Subscriber or, indirectly, the Shares, and its prospective investment is directed by a Sophisticated Person and (B) your prospective investment is directed by such family office. None of the above. If you check this box for any equity owner/grantor/participant other than a spouse, please contact the Fund. D. Disqualifying Events Please indicate below whether any of the following (which are Disqualifying Events as provided in Rule 506(d) under the Securities Act) have occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund. Check all that apply. ☐ (i) a conviction, within the past ten years, of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities; ☐ (ii) being subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities; ☐ (iii) being subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that: (A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years; ☐ (iv) being subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Exchange Act (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act (15 U.S.C. 80b-3(e) or (f)) that, as of the date hereof: (A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock; ☐ (v) being subject to any order of the Commission entered within the past five years that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act (15 U.S.C. 77q(a)(1)), section 10(b) of the Exchange Act (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or (B) section 5 of the Securities Act (15 U.S.C. 77e); ☐ (vi) being suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; 10

Silver Point Private Credit Fund | Subscription Agreement ☐ (vii) having filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or ☐ (viii) being subject to a United States Postal Service false representation order entered within the past five years, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations. ☐ None of the above has occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund. Furthermore, you agree to provide the Fund with prompt written notice of the occurrence of any event specified in (i)-(viii) above with respect to yourself or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund. If you check any of (i) – (viii) above, please provide the dates and the summary of each Disqualifying Event in the space below. You may be required to provide additional information.  E. Compliance with Laws and Other Instruments (i) For Individual Subscribers Could you confirm that the execution and delivery of this Subscription Agreement, the consummation of the transactions contemplated hereby, and the performance of the Subscriber’s obligations hereunder are within the Subscriber’s legal right, power and capacity, require no action by or in respect of, or filing with, any governmental body, agency, or official (except as disclosed in writing to the Fund and which have been obtained or fully complied with), and do not and will not conflict with, contravene, or constitute a default under or breach of, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, regulation or other instrument to which the Subscriber is a party or by which the Subscriber or any of the Subscriber’s assets or properties are bound and no consent, approval, authorization or order of, or filing with, any court, arbitrator or governmental agency or body under any such agreement, judgment, injunction, order, decree, regulation or other instrument is required for the execution and delivery of this Subscription Agreement, the consummation of the transactions contemplated hereby, and the performance of the Subscriber’s obligations hereunder? ☐ Yes    ☐ No (ii) For Entity Subscribers Could you confirm that the execution and delivery of this Subscription Agreement, the consummation of the transactions contemplated hereby, and the performance of the Subscriber’s obligations hereunder do not and will not conflict with, or result in any violation of or default under, any provision of any certificate of incorporation, memorandum and articles of association, by-laws, trust agreement, partnership agreement or other organizational or governing instrument applicable to the Subscriber, or any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of the Subscriber’s properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Subscriber or to the Subscriber’s business or properties? ☐ Yes    ☐ No F. Compliance with Anti-Money Laundering Regulations 11

Silver Point Private Credit Fund | Subscription Agreement (i) The Fund will use reasonable best efforts to not knowingly sell the Shares to any natural person or entity acting, directly or indirectly, in contravention of any applicable anti-money laundering laws, regulations or conventions of the United States or other international jurisdictions, anti-bribery and corruption laws or regulations, or on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that are included on any relevant lists maintained by the United Nations, European Union, North Atlantic Treaty Organization, Financial Action Task Force on Money Laundering, Organization for Economic Cooperation and Development, Office of Foreign Assets Control of U.S. Department of the Treasury (“OFAC”), SEC, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency and U.S. Internal Revenue Service, or other similar or successor entities, in each case as may be amended from time to time; or on behalf of a foreign shell bank or a U.S. financial institution that has established, maintains, administers or manages an account in the United States for, or on behalf of, a foreign shell bank (“Prohibited Investments”). Please indicate whether the proposed subscription for the Shares, whether made on its own behalf or, if applicable, as an agent, trustee, representative, intermediary, nominee, or in a similar capacity on behalf of any other person or entity, nominee account or beneficial owner, whether a natural person or entity (each, an “Underlying Beneficial Owner”), is a Prohibited Investment.    ☐ Yes    ☐ No If you selected “Yes,” please contact Silver Point Private Credit Fund at irops@silverpointcapital.com. (ii) Please indicate whether you or any Underlying Beneficial Owner of the Shares is on the List of Specially Designated Nationals and Blocked Persons or any U.S. Executive Order administered by OFAC. (See http://www.treas.gov/ofac), or any United Nations, European Union and HM Treasury sanctions lists, as amended from time to time. ☐ Yes    ☐ No If you selected “Yes,” please contact Silver Point Private Credit Fund at irops@silverpointcapital.com. (iii) Please indicate whether you, any underlying beneficial owner, any person directly or indirectly controlling, controlled by or under common control with you, any person for whom you act as agent or nominee in connection with the Shares, or any officer, director, authorized person, controller, employee, agent or representative of you (“Related Persons”) is an individual or entity that is: ☐ (a) named on any list of sanctions subjects or targets maintained by the United States Government including by the US Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State, or pursuant to European Union (“EU”) and/or United Kingdom (“UK”) Regulations; ☐ (b) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions imposed by the United Nations, the United States, the EU and/or the UK (including, without limitation, Crimea, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea or Syria); or ☐ (c) the subject or target of any sanctions administered, enforced or imposed by the United States Government (including OFAC and the U.S. Department of State), United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant sanctions authority (collectively, a “Sanctions Subject”); or ☐ (d) identified as a terrorist organization on any relevant lists maintained by governmental authorities in any jurisdiction; or ☐ (e) is a resident in, or organized or chartered under the laws of (i) a jurisdiction that is designated by the U.S. Secretary of the Treasury under the USA PATRIOT Act as warranting special measures because of money laundering concerns or (ii) a jurisdiction that is designated as non-cooperative with international anti-money laundering efforts by a multinational or inter-governmental group such as the Financial Action Task Force; ☐ (f) is a “Politically Exposed Person,”5 “family member” or “close associate” of a Politically Exposed Person, or is acting on behalf of a Politically Exposed Person, or is a shell bank, except as otherwise disclosed to the Fund in writing. Further, the Subscriber understands that enhanced due diligence may need to be undertaken and the Fund reserves the right to decline the subscription, where the Subscriber or any person controlled by, under common control with or 12

Silver Point Private Credit Fund | Subscription Agreement related to the Subscriber is a Politically Exposed Person, or a family member or close associate of a Politically Exposed Person, or is acting on behalf of a Politically Exposed Person; or ☐ (g) is a foreign shell bank or is a U.S. financial institution that has established, maintains, administers or manages an account in the United States for, or on behalf of, a foreign shell bank. ☐ None of the above applies or has applied to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund. Furthermore, you agree to provide the Fund with prompt written notice of the occurrence of any event specified in (a)-(g) above with respect to yourself or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund. If you are not able to select this item, please contact Silver Point Private Credit Fund at irops@silverpointcapital.com. G. Third-Party Beneficiaries  Will any other person or persons have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Subscriber)? (By way of example, and not limitation, “nominee” Subscribers or Subscribers who have entered into swap or other synthetic or derivative instruments or arrangements with regard to the Shares to be acquired herein would check “Yes”.) ☐ Yes    ☐ No H. BHC Investors “BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly, in business in the United States and which in any case holds Shares for its own account. Please indicate whether you are a BHC Investor    ☐ Yes    ☐ No I. Affiliation with Silver Point Capital, L.P. (“Silver Point”)  Do any of the following apply to the Subscriber: (i) the Subscriber controls, or is controlled by or under common control with, the Fund or Silver Point, (ii) the Subscriber is an employee or officer of the Fund or Silver Point, (iii) the Subscriber is a member of the immediate family of any of the foregoing or (iv) the Subscriber is a trust or other entity established for the benefit of any of the foregoing?    ☐ Yes    ☐ No If you are: (i) an employee, affiliate, or director of Silver Point or any affiliate of Silver Point, or (ii) an Immediate Family Member4, please check the appropriate box below (required): ☐ Silver Point Employee    ☐ Silver Point Affiliate    ☐ Silver Point Private Credit Fund Officer or Director ☐ Immediate Family Member of Silver Point Private Credit Fund Officer or Director ☐ Not Applicable G. Government Entities  If you are an entity substantially owned by a government entity (e.g., a single investor vehicle) and the investment decisions of such entity are made or directed by such government entity, please provide the name of the government entity: 4 Immediate family member means a spouse, a minor child, or a child residing in the same residence as an employee or director of Silver Point or any affiliate of Silver Point. 13

Silver Point Private Credit Fund | Subscription Agreement __________________________________________________________________________ Please note that, you enter the name of a government entity above, Silver Point Private Credit Fund will treat you as if you were the government entity, and vice versa, for purposes of Rule 206(4) 5 (the “Pay to Play Rule”) promulgated under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). If you are (i) a government entity, (ii) acting as agent or nominee for a beneficial owner that is a government entity, or (iii) an entity substantially owned by a government entity (e.g., a single investor vehicle) and the investment decisions of such entity are made or directed by such government entity, you hereby certifies that: ☐ other than the Pay to Play Rule, no “pay to play” or other similar compliance obligations would be imposed on Silver Point Private Credit Fund, Silver Point Private Credit Fund Management, LLC or their respective affiliates in connection with the Investor’s subscription.

Silver Point Private Credit Fund | Subscription Agreement 8 | Subscriber Signatures The Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. The Fund has filed a registration statement on Form 10 (the “Registration Statement”) for the registration of its Shares with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Registration Statement is not the offering document pursuant to which the Fund is conducting this offering of securities. Accordingly, the Subscriber should rely exclusively on information contained in the private placement memorandum of the Fund (the “Memorandum”), together with reports the Fund may file under the Exchange Act from time to time, in making its investment decisions. The Fund expects to enter into separate Subscription Agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors”) providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Silver Point Private Credit Fund Management, LLC (the “Adviser”) to accept this subscription, I (we) hereby represent and warrant to you as follows: Please Note: All Items in this Section 8 must be read and initialed. Primary Co- Co-Investor Investor Investor 1. I (we) have received the Memorandum of the Fund (as amended or supplemented, from time to time) for Silver Point Private Credit Fund at least five business days prior to the date hereof. 2. I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.    3. I am purchasing the shares for my own account for investment purposes only, and not with a view to, or for, resale, distribution, fractionalization, pledge, assignment or transfer thereof, in whole or in part, or, if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have all requisite power and authority to execute, deliver and perform the obligations under this subscription agreement and to subscribe for and purchase the shares hereunder, and do hereby legally bind the trust or other entity of which I am trustee or authorized agent. 4. I (we) have reviewed the Memorandum in its entirety and acknowledge the sections titled “Risk Factors” and “Conflicts of Interest and Related Considerations” therein.    5. I (we) have reviewed and acknowledge the Dispute Resolution Procedures attached hereto as Annex 4. 6. I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month or quarter (based on the subscription frequency of the Fund in effect as of the date of my subscription) and my investment will be executed as of the first day of the applicable month at the net asset value (“NAV”) per share as of the preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share as of the

Silver Point Private Credit Fund | Subscription Agreement Primary Co- Co-Investor Investor Investor last day of each month or quarter, as applicable, will generally be made available within 20 business days of the last day of each month or quarter, as applicable. 7. I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month or quarter, as applicable. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent at alternativefundsupport@usbank.com or through my financial intermediary. I acknowledge that the Adviser reserves the right, in its sole discretion (for any reason or for no reason), to reject my subscription request, in whole or in part. 8. I understand that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and I agree that any Shares acquired by me may not be transferred in any manner that would require the Fund to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. I warrant and represent that I was offered the Shares through private negotiations, not through any general solicitation or general advertising. 9. I acknowledge that the Fund may provide information to the FinCEN, a bureau of the U.S. Department of Treasury, and other U.S. government and state regulators, where appropriate, in connection with a request for information on behalf of a law enforcement agency investigating terrorist activity or money laundering. 10. I (we) have reviewed and acknowledge the Privacy Notice attached hereto as Annex 3. 11. To the fullest extent permitted by applicable law, I hereby irrevocably constitute and appoint the officers of the Fund with full power of substitution, acting jointly or severally, the true and lawful attorneys-in-fact and agent of me, to execute, acknowledge, verify, swear to, deliver, record and file, in my or my assignee’s name, place and stead, all instruments, documents and certificates that may from time to time be required by the laws of the State of Delaware, the United States, any other jurisdiction in which the Fund conducts or plans to conduct business, or any political subdivision or agency thereof or that the Fund determines to be necessary or desirable, to effectuate, implement and continue the valid existence and investment and other activities of the Fund. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Fund. I declare that I have duly executed and delivered this Subscription Agreement, and this Subscription Agreement constitutes a valid, legal and binding agreement enforceable against me in accordance with its terms. All representations, warranties and covenants contained herein or made in writing by the Subscriber, or by or on behalf of the Fund in connection with the transactions contemplated by this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement, any investigation at any time made by or on behalf of the Fund or the Subscriber, and the issue and sale of the Shares. Unless the Fund agrees otherwise in writing, the Subscriber shall and hereby does indemnify and hold harmless the Fund, Silver Point Private Credit Fund Management, LLC, Silver Point Capital, L.P., their affiliates and their respective directors, officers, employees, representatives and agents (together, the “Indemnified Parties” and each, an “Indemnified Party”) from and against any and all loss, liability, claim, damage and expense whatsoever (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever, including attorneys’ fees) arising out of or based upon (i) any false representation or warranty made by the Subscriber, or breach or failure by the Subscriber to comply with any covenant or agreement made by the 16

Silver Point Private Credit Fund | Subscription Agreement Subscriber, in this Subscription Agreement or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction or (ii) any action for securities law violations instituted by the Subscriber which is finally resolved by judgment against the Subscriber. The Subscriber also agrees to indemnify each Indemnified Party and their agents for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Subscriber’s assertion of lack of proper authorization from the Beneficial Owner to enter into this Subscription Agreement or perform the obligations hereof. SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for US investors only): Under penalties of perjury, I certify that: The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and I am a US citizen or other US person (including a resident alien) (defined in IRS Form W-9 instructions); and The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Each Account Holder / Trustee / Authorized Signatory must sign below. Please print, sign, and scan this page if applicable. (Custodians must sign in Section 2 on a custodial account) Owner or Authorized Person Date (mm/dd/yyyy) Co-Investor or Authorized Person Date (mm/dd/yyyy) Co-Investor or Authorized Person Date (mm/dd/yyyy)

Silver Point Private Credit Fund | Subscription Agreement 9 | Other Important Information If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Silver Point Private Credit Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Sections 7 and 8 above, they are asked to promptly notify Silver Point Private Credit Fund in writing. No sale of shares may be completed until at least five business days after you receive the Memorandum. Subscribers are encouraged to read the Memorandum in its entirety for a complete explanation of an investment in the shares of Silver Point Private Credit Fund. To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month or quarter, as applicable (unless waived by the Adviser). All items on the Subscription Agreement, other than those marked optional, must be completed in order for your Subscription Agreement to be processed. You will receive a written confirmation of your purchase.

Silver Point Private Credit Fund Subscription Agreement For Use by Direct Investors Only Appendix A | Supporting Document Requirements (if applicable) Please provide the following supporting documentation based on your account type. Individual If a non-U.S. person, Form W-8BEN Joint (including JTWROS, Tenants in Common, For each non-U.S. Person account holder, Form W-8BEN Community Property) IRA (including ROTH, SEP, Rollover, Inherited) None Trust Certificate of Trust or Declaration of Trust Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8) Corporation (including C Corp., S Corp., LLC) Formation documents Articles of incorporation Authorized signatory list Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8) Partnership Formation documents Authorized signatory list Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)

Annex 1

ANNEX 1

DEFINITION OF “INVESTMENTS”

The term “investments” means:

(1)	Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Investor that owns such securities, unless the issuer of such securities is:

(i)	An investment company or a company that would be an investment company but for the exclusions or exemptions provided by the 1940 Act, or a commodity pool; or

(ii)	A Public Company (as defined below); or

(iii)

A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements; provided, that such financial statements present the information as of a date within 16 months preceding the date on which the Investor acquires the Interests;

(2)	Real estate held for investment purposes;

(3)	Commodity Interests (as defined below) held for investment purposes;

(4)	Physical Commodities (as defined below) held for investment purposes;

(5)	To the extent not securities, Financial Contracts (as defined below) entered into for investment purposes;

(6)

In the case of an Investor that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act, or a commodity pool, any amounts payable to such Investor pursuant to a firm agreement or similar binding commitment pursuant to which a Person has agreed to acquire an interest in, or make capital contributions to, the Investor upon the demand of the Investor; and

(7)	Cash and cash equivalents (including foreign currencies) held for investment purposes.

Real estate that is used by the owner or a Related Person (as defined below) of the owner for personal purposes, or as a place of business, or in connection with the conduct of the trade or business of such owner or a Related Person of the owner, will NOT be considered real estate held for investment purposes; provided, that real estate owned by an Investor that is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes. However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Code.

A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by the Investor that is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or Financial Contracts in connection with such business may be deemed to be held for investment purposes.

“Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

(i)	Any contract market designated for trading such transactions under the U.S. Commodity Exchange Act, as amended, and the rules thereunder; or

(ii)	Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the U.S. Commodity Exchange Act, as amended.

“Public Company” means a company that:

(i) files reports pursuant to Section 13 or 15(d) of the 1934 Act; or

(ii) has a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act.

“Financial Contract” means any arrangement that:

(i) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(ii) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and

(iii) is entered into in response to a request from a counter-party for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement.

“Physical Commodities” means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Interests above.

“Related Person” means a person who is related to the Investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the Investor, or is a spouse of such descendant or ancestor; provided, that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such an owner. “Family Company “ means a company, partnership or trust that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established for the benefit of such persons.

For purposes of determining the amount of investments owned by a company, there may be included investments owned by majority-owned subsidiaries of the company and investments owned by a company (“Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investment held jointly with such person’s spouse, or investments in which such person shares with such person’s spouse a community property or similar shared ownership interest. In determining whether spouses who are making a joint investment in the Partnership are qualified purchasers, there may be included in the amount of each spouse’s investments any investments owned by the other spouse (whether or not such investments are held jointly). There shall be deducted from the amount of any such investments any amounts specified by paragraph 2(a) of Annex 2 incurred by such spouse.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investments held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

Annex 2

ANNEX 2

VALUATION OF INVESTMENTS

The general rule for determining the value of investments in order to ascertain whether a Person is a qualified purchaser is that the value of the aggregate amount of investments owned and invested on a discretionary basis by such Person shall be their fair market value on the most recent practicable date or their cost. This general rule is subject to the following provisions:

(1) In the case of Commodity Interests, the amount of investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and

(2)	In each case, there shall be deducted from the amount of investments owned by such person the following amounts:

(a) The amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the investments owned by such person.

(b) A Family Company, in addition to the amounts specified in paragraph (a) above, shall have deducted from the value of such Family Company’s investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such investments.

ANNEX 3

SILVER POINT PRIVATE CREDIT FUND

PRIVACY NOTICE

Introduction

Your privacy is very important to us. This notice (this “ Privacy Notice”) is provided by Silver Point Private Credit Fund Management, LLC (the “Adviser”) and Silver Point Private Credit Fund (the “Fund” and together with the Adviser, “we “ or “us”), and sets forth our policies for the collection, use, storage, sharing, disclosure (collectively, “processing”) and protection of personal data relating to current, prospective and former investors in the Fund, as applicable. Capitalized terms used but not defined herein have the meanings assigned to them in the Confidential Offering Memorandum of the Fund, as may be supplemented, updated or modified from time to time (the “Memorandum”).

References to “you” or an “investor” in this Privacy Notice mean any investor who is an individual, or any individual connected with an investor who is a legal person, as applicable.

Who to Contact About This Privacy Notice

This Privacy Notice is being provided in accordance with the applicable requirements under the privacy and data protection laws that apply in the jurisdictions where we operate (collectively, the “Data Protection Laws”). The Fund and the Adviser are considered to be data controllers in respect of any personal information we hold about you for the purposes of certain Data Protection Laws. This means that the Fund determines the purposes and the means of the processing of your personal information.

Please contact Investor Relations at (203) 542-4880 with any questions about this Privacy Notice or requests with regards to the personal data we hold.

Please note that the Fund, the Administrator, any prime brokers, depositary or custodian(s) work under a range of professional and legal obligations that require them to process personal data (e.g., anti-money laundering legislation). In order to meet the requirements of such obligations, they, from time to time, would not be acting on our instructions but instead in accordance with their own respective professional or legal obligations and therefore as data controllers in their own right with respect to such processing. For more specific information or requests in relation to the processing of personal data by the Fund, the Administrator, any prime brokers, depositary or custodian(s) or any other service provider of the Fund, you may also contact the relevant service provider directly at the address specified in the Directory section of the Memorandum or by visiting their websites.

The Types of Personal Data We May Hold

The categories of personal data we may collect include names, residential or business addresses, or other contact details, signature, nationality, tax identification or passport number, date of birth, place of birth, photographs, copies of identification documents, bank account details, information about assets or net worth, credit history, information on investment activities, or other personal information, such as certain special categories of personal data (including, where relevant, information on political affiliations, ethnic origin, or criminal convictions), as specified under the applicable Data Protection Laws, that may be contained in the relevant materials, documents, or obtained through background searches.

How We Collect Personal Data

We may collect personal data about you through: (i) information provided directly to us by you, or another person on your behalf; or (ii) information that we obtain in relation to any transactions between you and us.

We also may receive your personal information from third parties or other sources, such as our affiliates, the Administrator, publicly accessible databases or registers, tax authorities, governmental agencies and supervisory authorities, credit agencies, fraud prevention and detection agencies, or other publicly accessible sources, such as the Internet.

How We May Use Personal Information

We may process your personal data for the purposes of administering the relationship between you and us (including subscription acceptance, communications and reporting), marketing of our products and services, monitoring and analysing our activities, and complying with applicable legal or regulatory requirements (including anti-money laundering, fraud prevention, tax reporting, sanctions compliance, or responding to requests for information from supervisory authorities, or law enforcement agencies).

We will use one of the permitted grounds under the applicable Data Protection Laws to process your personal information. Such grounds include, for example, circumstances where:

(i)

processing is necessary for the performance of a contract, including administering or managing the Fund, processing your subscription and investment in the Fund, such as entering your information in the register of partners, sending you statements relating to your investment, facilitating the continuation or termination of the contractual relationship between you and the Fund and facilitating the transfer of funds, and administering and facilitating any other transaction, between you and the Fund;

(ii)	we are required to comply with a legal or regulatory obligation applicable to us; or

(iii)

we, or a third party on our behalf, have determined that it is necessary for our legitimate interests to collect and use your personal information, such as if we believe that you have a reasonable expectation for us or a third party to collect or use your personal information for such purpose.

What Are The Consequences Of Failing To Provide Personal Information

Where personal data is required to satisfy a statutory obligation (including compliance with applicable anti-money laundering or sanctions requirements) or a contractual requirement, failure to provide such information may result in your subscription in the Fund being rejected or your Shares becoming subject to compulsory redemption, withdrawal or transfer, as applicable. Where there is suspicion of unlawful activity, failure to provide personal data may result in the submission of a report to the relevant law enforcement agency or supervisory authority.

How We May Share Personal Data

We may disclose information about you to our affiliates, service providers (including the Administrator), or other third parties to accept your subscription, administer and maintain your account(s), or otherwise perform our contractual obligations. We may also need to share your personal information with regulatory, tax or law enforcement authorities, including national and international beneficial ownership registers, to comply with applicable legal or regulatory requirements, respond to court orders, or in the context of regulatory requests for information, administrative proceedings, or investigations. We will also release information about you if you direct us to do so.

It may also be necessary, under anti-money laundering and similar laws, to disclose information about you to facilitate the establishment of trading or counterparty relationships for the Fund with any prime brokers, depositary or custodian(s), executing brokers or other trading counterparties.

We may also disclose information about you, or your transactions and experiences with us, to our affiliates or service providers for our everyday business purposes, such as administration of our business, record-keeping, maintaining security of our information technology systems, reporting and monitoring of our activities, investor relations activities, and compliance with applicable legal and regulatory requirements.

Retention Periods and Security Measures

We will not retain personal data for longer than is necessary in relation to the purpose for which it is collected, subject to the applicable Data Protection Laws. Personal data will be retained for the duration of your investment in the applicable Fund and for a minimum of five years after a redemption or withdrawal, as applicable, of your investment, or liquidation of the applicable Fund. We may retain personal data for a longer period for the purpose of marketing our products and services or compliance with applicable law. From time to time, as may be required, we will review the purpose for which personal data has been collected and decide whether to retain it or to delete if it no longer serves any purpose to us.

To protect your personal information from unauthorized access and use, we apply organizational and technical security measures in accordance with applicable Data Protection Laws. These measures include computer safeguards and secured files and buildings.

We will notify you of any material personal data breaches affecting you in accordance with the requirements of applicable Data Protection Laws.

Your Rights

You have certain data protection rights, including the right to:

i.	be informed about the purposes for which your personal data are processed;

ii.	access your personal data;

iii.	stop direct marketing;

iv.	restrict the processing of your personal data;

v.	have incomplete or inaccurate personal data corrected;

vi.	ask us to stop processing your personal data;

vii.	be informed of a personal data breach (unless the breach is unlikely to be prejudicial to you);

viii.	complain to the Cayman Islands Data Protection Ombudsman; and

ix.	require us to delete your personal data in some limited circumstances.

Additional Information under the U.S. Gramm-Leach-Bliley Act 1999 (Reg S-P) and Fair Credit Reporting Act (Reg S-AM)

For purposes of U.S. federal law, this Privacy Notice applies to current and former investors who are individuals or Individual Retirement Accounts. We are providing this additional information under U.S. federal law.

We may disclose information about our investors, prospective investors or former investors to affiliates (i.e., financial and non-financial companies related by common ownership or control) or non-affiliates (i.e., financial or non-financial companies not related by common ownership or control) for our everyday business purposes, such as to process your transactions, maintain your account(s) or respond to court orders and legal investigations. Thus, it may be necessary or appropriate, under anti-money laundering and similar laws, to disclose information about the Fund’s investors in order to accept subscriptions from them. We will also release information about you if you direct us to do so.

We may share your information with our affiliates for direct marketing purposes, such as offers of products and services to you by us or our affiliates. You may prevent this type of sharing by contacting us at (203) 542-4880. If you are a new investor, we can begin sharing your information with our affiliates for direct marketing purposes 30 days from the date we sent this Privacy Notice. When you are no longer our investor, we may continue to share your information with our affiliates for such purposes.

You may contact us at any time to limit our sharing of your personal information. If you limit sharing for an account you hold jointly with someone else, your choices will apply to everyone on your account. U.S. state laws may give you additional rights to limit sharing.

We do not share your information with non-affiliates for them to market their own services to you. We may disclose information you provide to us to companies that perform marketing services on our behalf, such as any placement agent retained by the Fund.

Additional Information under the General Data Protection Regulation

You may have certain rights under EU General Data Protection Regulation and equivalent regulation in effect in the United Kingdom ( “GDPR”) in relation to our processing of your personal data and any processing carried out on your behalf. These rights include: (i) the right to request access to your personal data; (ii) the right to request rectification of your personal data; (iii) the right to request erasure of your personal data (the “right to be forgotten”); (iv) the right to restrict our processing or use of your personal data; (v) the right to object to our processing or use where we have considered this to be necessary for our legitimate interests (such as in the case of our marketing activities); (vi) where relevant, the right to request the portability of the data; (vii) if your consent to processing has been obtained, the right to withdraw your consent at any time; and (viii) the right to lodge a complaint with a supervisory authority. Please note that the right to be forgotten that applies in certain circumstances under GDPR is not likely to be available in respect of the personal data we hold, given the purpose for which we collect such data, as described above. A complaint in respect of the Adviser may be made to the Information Commissioner’s Office in the United Kingdom.

If you wish to exercise any of these rights, please contact the Adviser (see ‘Who to Contact about this Privacy Notice’ above) or you may submit complaints to the supervisory authority in your jurisdiction.

Due to the international nature of our business, your personal data may be processed in the United States or transferred to other jurisdictions outside of the UK or the European Economic Area (“Third Countries”). In such cases, we will process personal data (or procure that it be processed) in the Third Countries in accordance with the requirements of GDPR, which may include having appropriate contractual undertakings in legal agreements with service providers who process personal data on our behalf in such Third Countries that do not offer equivalent protection to personal data as under the GDPR.

In this respect, you have a right to request copies of the relevant document for enabling the personal data transfer(s) towards such countries by writing to us at the contact details provided at the top of this Privacy Notice. We may also be required to transfer your personal information to our regulators or government agencies in Third Countries in cases where such transfers are necessary in the context of administrative proceedings, such as requests for information, examinations or investigations, or to other relevant parties in Third Countries where it is necessary for the purposes of establishing, bringing, or defending legal claims, or for another legitimate business purpose, such as compliance with our legal or regulatory obligations under foreign law.

Changes to this Privacy Notice

We reserve the right to change this Privacy Notice from time to time at our sole discretion. Please review this Privacy Notice periodically for updates.

If you have any questions about this Privacy Notice, please call us at (203) 542-4880.

ANNEX 4

DISPUTE RESOLUTION PROCEDURES

(A) Subject to applicable law, the Subscriber, the Adviser and the Fund (each, a “Party” and collectively, the “Parties”) hereby agree that the Parties shall submit all disputes, claims or controversies of any kind arising among them (including, without limitation, any disputes in connection with the Fund or its businesses or concerning any transaction, dispute or the construction, performance or breach of this, or any other agreement, whether entered into prior, on or subsequent to the date hereof and any question as to whether any particular dispute, claim or controversy is subject to arbitration hereunder) (each a “Controversy” and collectively, “Controversies”) to mediation and arbitration in accordance with the provisions set forth herein and in the Declaration of Trust, which shall be the exclusive remedy for such Controversies; provided, solely upon a finding of a court of competent jurisdiction that any Controversy may not be made subject to such exclusive remedy under applicable law, then the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for any proceeding brought with respect to such Controversy. Unless the Fund consents in writing to the selection of a different forum, to the fullest extent permitted by law, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1940 Act or other federal securities law. The Parties understand that: (i) arbitration is final and binding on the Parties; (ii) the Parties are waiving their rights to seek remedies in court, including the right to a jury trial; and (iii) pre-arbitration discovery, as set forth below in more detail, is more limited than and different from court proceedings.

(B) Mediation. The Parties shall endeavor to settle any dispute by mediation under the International Institute for Conflict Prevention & Resolution (“CPR”) Mediation Procedure then in effect. Unless otherwise agreed, the Parties will select a mediator from the CPR Panels of Distinguished Neutrals.

(i) The Parties shall discuss their differences in good faith and attempt, with the mediator’s assistance, to reach an amicable resolution of the dispute. The mediation shall be confidential and shall not be admissible in any subsequent proceeding by one Party against the other Party. The mediator may not testify for either Party in any later proceeding relating to the dispute. The mediation proceedings shall not be recorded or transcribed.

(ii) Each Party shall bear its own costs in the mediation. The Parties shall share equally the fees and expenses of the mediator. If the Parties have not resolved a dispute within 90 days after written notice beginning the mediation (or a longer period, if the Parties agree to extend the mediation), the mediation shall terminate and the dispute shall be settled by arbitration.

(C) Arbitration. Any dispute between the Parties, which has not been resolved by mediation, as provided herein, shall be finally resolved by arbitration.

(i) The arbitration will be conducted in accordance with the procedures in this Subscription Agreement and the CPR Rules for Non-Administered Arbitration (“Rules”) then in effect, or such other rules and procedures as the Parties may agree. In the event of a conflict, the provisions of this Subscription Agreement will control.

(ii) All claims or causes of action (whether in contract, tort or otherwise) that are governed by and brought pursuant to this Annex 4 shall be governed by and interpreted solely by reference to Maryland law, without regard to the conflicts of law principles of any other state or country. Notwithstanding the preceding sentence, the Federal Arbitration Act shall apply to the enforceability of this Annex 4.

(iii) Any request for arbitration must take place within a reasonable time after a claim has arisen, but in no event after the statute of limitations on a legal claim based on the facts of the claim has expired.

(iv) The arbitration will be conducted before a panel of three independent and impartial arbitrators all of whom shall be appointed by CPR pursuant to the procedures provided for in the Rules wherein each Party numbers the arbitrator candidates proposed by CPR in order of preference and CPR shall designate as arbitrators the nominees willing to serve for whom the Parties collectively have indicated the highest preference. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of any of these procedures, shall be governed by the Federal Arbitration Act and resolved by the arbitrators. No potential arbitrator may be appointed unless he or she has agreed in writing to the procedures set forth in this Subscription Agreement. The arbitration shall be conducted in English. The place of the arbitration shall be New York, New York.

(v) The arbitration panel shall have no power to award non-monetary or equitable relief of any sort or to make an award or impose a remedy that (i) is inconsistent with the agreement to which these procedures are attached or any other agreement relevant to the dispute, or (ii) could not be made or imposed by a court deciding the matter applying Maryland law. The arbitration panel is not authorized to award any consequential, special, exemplary or punitive damages whatsoever, and the Parties agree not to enforce any part of any award inconsistent with this limitation on the award of the arbitration.

(vi) The arbitration will be conducted only on an individual basis and not in a class, consolidated or representative action.

(vii) Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the Party seeking discovery.

(viii) All expenses and fees of the arbitrators, expenses for hearing facilities, stenographers, and other expenses of the arbitration shall be borne equally by the Parties. Each Party shall bear its own attorneys’ fees incurred in connection with the arbitration.

(ix) The arbitration shall be confidential. None of the Parties shall disclose any information about the fact of the arbitration, claims asserted in the arbitration, the evidence adduced in the arbitration, documents produced in connection with the proceeding, or the decision of the arbitration panel except to the extent (a) necessary to enforce an arbitral award (in which event the Party shall file (or seek leave to file, if required to do so) the arbitration decision under seal), (b) ordered (i) in the course of a judicial or regulatory proceeding, or (ii) by other governmental authority, or (c) to comply with legal or regulatory requirements. Before making any disclosure permitted by the foregoing, the disclosing Party shall, to the extent practicable, give the other Party reasonable notice of and an opportunity to object to the intended disclosure. The witnesses and stenographic reporters shall sign appropriate nondisclosure agreements to preclude disclosure of (i) the existence of the arbitration proceeding; (ii) the dispute(s) subject to the arbitration proceeding; (iii) any testimony in the arbitration proceeding; and (iv) any confidential information disclosed to any such witness or stenographic reporters in the arbitration.

(x) The result of the arbitration shall be binding on the Parties, and judgment on the arbitration award may be entered in any court having jurisdiction.

(xi) An appeal may be taken under the CPR Arbitration Appeal Procedure (the “Appeal Procedure”) from any final award of an arbitral panel in any arbitration arising out of or related to this Subscription Agreement that is conducted in accordance with the requirements of such Appeal Procedure. Unless otherwise agreed by the Parties and the appeal tribunal, the appeal shall be conducted at the place of the original arbitration. Moreover, pursuant to the Appeal Procedure, an unsuccessful appellant is required to reimburse the appellee’s legal fees and other costs of the appeal, unless the tribunal orders otherwise.

(D) The Subscriber hereby agrees that, in the event that any one or more of the provisions of this Annex 4 shall be held to be invalid, illegal, inapplicable, unenforceable or are not enforced for any other reason, the validity, legality, applicability and enforceability of the remainder of this Subscription Agreement (including Annex 4) shall not in any way be affected or impaired thereby; and the Subscriber hereby waives, and agrees that it shall not have, any right to challenge this Subscription Agreement (including Annex 4) and also waives, and agrees that it shall not have, any right to assert a claim that any other provision of this Subscription Agreement is invalid if this Annex 4 or any portion thereof is found to be invalid, illegal, inapplicable or unenforceable for any reason. Notwithstanding the above, in the event that the provision in paragraph vi of Annex 4 prohibiting class or consolidated actions shall held by a court or deemed by an arbitrator to be invalid, illegal, inapplicable, unenforceable or is not enforced for any other reason, then the Adviser may declare that this Annex 4 shall be unenforceable and shall no longer form part of this Subscription Agreement.

EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT, BY AGREEING TO BINDING ARBITRATION AS PROVIDED IN THIS SUBSCRIPTION AGREEMENT, EACH OF THE PARTIES IS GIVING UP, AMONG OTHER THINGS, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JUDGE OR JURY WITH REGARD TO THE MATTERS WHICH ARE REQUIRED TO BE SUBMITTED TO BINDING ARBITRATION PURSUANT TO THE TERMS HEREOF. NOTWITHSTANDING THE FOREGOING, THESE DISPUTE RESOLUTION PROCEDURES SHALL NOT APPLY TO ANY CAUSE OF ACTION ARISING UNDER THE FEDERAL SECURITIES LAWS.